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                                                  Exhibit 12
                                                  Form 10-Q
                                                  For the Three
                                                  Months Ended
                                                  March 31, 1996



                            AT&T Corp.
        Computation of Ratio of Earnings to Fixed Charges

                      (Dollars in Millions)
                           (Unaudited)


                                                  For the Three
                                                  Months Ended
                                                  March 31, 1996

Income from Continuing Operations
  Before Income Taxes ............................    $2,353

Less Interest Capitalized during
  the Period......................................        49

Less Undistributed Earnings of Less than 50%
  Owned Affiliates................................        54

Add Fixed Charges.................................       351

Total Earnings from Continuing
  Operations Before Income Taxes
  and Fixed Charges...............................    $2,601



Fixed Charges

Total Interest Expense Including Capitalized Interest.$  306

Interest Portion of Rental Expense....................    45

    Total Fixed Charges...............................$  351

Ratio of Earnings to Fixed Charges....................   7.4